Wintergreen Fund, Inc.

                        Seed Audit Financial Statements

                               September 16, 2005

     (With Report of Independent Registered Public Accounting Firm Thereon)


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WINTERGREEN FUND, INC.
STATEMENT OF ASSETS AND LIABILITIES
September 16, 2005
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

ASSETS
      Cash                                                                                              $ 100,000
      Deferred offering costs                                                                             170,854
                                                                                            ----------------------
      TOTAL ASSETS                                                                                        270,854
                                                                                            ----------------------

LIABILITIES
      Payables:
      Offering costs                                                                                      170,854
                                                                                            ----------------------
      TOTAL LIABILITIES                                                                                   170,854
                                                                                            ----------------------
                                                                                            ----------------------

                                                                                            ----------------------
NET ASSETS                                                                                              $ 100,000
                                                                                            ======================

COMPONENTS OF NET ASSETS
      Paid-in capital                                                                                   $ 100,000
                                                                                            ----------------------
NET ASSETS                                                                                              $ 100,000
                                                                                            ======================

NET ASSET VALUE, OFFERING AND REDEMPTION PRICE PER SHARE:
     Based on net assets of $100,000 and 10,000 shares outstanding
                                                                                            ----------------------
(1,000,000,000 shares authorized)                                                                         $ 10.00
                                                                                            ======================

See Notes to Financial Statements.

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WINTERGREEN FUND, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 16, 2005
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NOTE 1.  ORGANIZATION

Wintergreen Fund, Inc. (the "Fund") was organized as a corporation in Maryland on May 5, 2005 and is registered under the Investment Company Act of 1940 as an open-end, diversified management investment company. The Fund is authorized under its Articles of Amendment and Restatement to issue 1,000,000,000 of the Fund's shares of beneficial interest without par value. To date, the Fund has not had any transactions other than those relating to organizational matters and the sale of 10,000 shares to Wintergreen Advisers, LLC (the "Adviser"). The Fund's investment objective is to seek capital appreciation.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies of the Fund in preparation of its financial statement:

ORGANIZATION EXPENSES AND OFFERING COSTS - Organization expenses of $53,814 relating to organizing the Fund will be paid by the Adviser as incurred. Estimated deferred offering costs of approximately $170,854 consist of certain legal fees, registration fees and mailing and printing fees related to preparing the initial registration statement, and will be amortized over a 12 month period beginning with the commencement of operations of the Fund.

FEDERAL TAXES - The Fund intends to qualify each year as a regulated investment company and distribute all its taxable income. In addition, by distributing in each calendar year substantially all its net investment income, capital gains and certain other amounts, if any, the Fund will not be subject to a Federal excise tax. Therefore, no Federal income or excise tax provision is required.

ESTIMATES - The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement. Actual amounts could differ from those estimates.

NOTE 3.  ADVISORY FEES AND OTHER TRANSACTIONS

INVESTMENT ADVISER - The Adviser is a Delaware limited liability company and is registered as an investment adviser with the Securities and Exchange Commission. Pursuant to an investment advisory agreement, the Adviser receives an advisory fee from the Fund at an annual rate of 1.50% of the Fund's average daily net assets.

ADMINISTRATION AND OTHER SERVICES - Citigroup Fund Services, LLC through its various affiliates ("Citigroup"), provides administration, portfolio accounting, and transfer agency services to the Fund.

DISTRIBUTION - Foreside Fund Services, LLC is the Fund's distributor (the "Distributor"). The Distributor receives no compensation from the Fund for its distribution services. The Distributor is not affiliated with the Adviser or with Citigroup or its affiliated companies. The certifying officers of the Trust are also principals of the Distributor.

Under a Compliance Services Agreement with the Trust, the Distributor provides a Chief Compliance Officer, Principal Executive Officer and Principal Financial Officer to the Trust as well as certain additional compliance support functions.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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To the Shareholder and Board of Directors of Wintergreen Fund, Inc.

We have audited the accompanying statement of assets and liabilities of Wintergreen Fund, Inc. (the "Fund") as of September 16, 2005. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of the Fund as of September 16, 2005, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 23, 2005